Calculation of Filing Fee Tables
S-4
TPG Mortgage Investment Trust, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	Other	11,608,162		$ 110,283,220.74	0.0001381	$ 15,230.11
Fees to be Paid	2	Equity	8.20% Series D Cumulative Redeemable Preferred Stock	Other	2,781,635		$ 60,778,724.75	0.0001381	$ 8,393.54
Fees to be Paid	3	Equity	Series E Floating Rate Cumulative Redeemable Preferred Stock	Other	1,604,103		$ 38,322,020.67	0.0001381	$ 5,292.27
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 209,383,966.16		$ 28,915.92
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 28,915.92
Offering Note
[1]	Rule 457(f) Fee Calculation Details

The amount registered represents the estimated maximum number of shares of common stock, $0.01 par value per share, of TPG Mortgage Investment Trust, Inc. ("MITT" and such shares, the "MITT Common Stock") to be issuable upon the completion of the transactions described herein. The aggregate number of shares of MITT Common Stock being registered is based on (a) 37,898,014 shares of common stock, $0.01 par value per share, of Cherry Hill Mortgage Investment Corporation ("CHMI" and such shares, the "CHMI Common Stock") outstanding as of August 7, 2026, which includes 168,068 shares of CHMI Common Stock subject to outstanding CHMI restricted stock awards, 436,654 shares of CHMI Common Stock reserved for issuance subject to outstanding CHMI restricted stock units, 717,054 shares of CHMI Common Stock reserved for issuance subject to outstanding CHMI performance stock units (assuming maximum performance payout percentage), and 531,712 shares of CHMI Common Stock reserved for issuance subject to outstanding CHMI LTIP Units, and excludes 734,800 Canceled Shares, multiplied by (b) an exchange ratio of 0.3063 shares of MITT Common Stock for each share of CHMI Common Stock. The proposed maximum aggregate offering price is estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act and is based on the product of (x) $2.91 per share (the average of the high and low prices per share of CHMI Common Stock as reported on the New York Stock Exchange on September 10, 2026), multiplied by (y) 37,898,014, the estimated maximum number of shares of CHMI Common Stock that may be converted in the Company Merger described herein.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
37,898,014	$ 2.91	$ 110,283,220.74	$ 0.00	$ 0.00	$ 110,283,220.74

[2]	Rule 457(f) Fee Calculation Details

The number of shares of MITT 8.20% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share, (such shares, the "MITT Series D Preferred Stock") being registered is based upon the number of shares of CHMI 8.20% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (such shares, the "CHMI Series A Preferred Stock"), amounting to 2,781,635 issued and outstanding as of August 7, 2026, for which shares of MITT Series D Preferred Stock are to be exchanged on a one-to-one basis in connection with the Company Merger. The proposed maximum aggregate offering price is calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for shares of CHMI Series A Preferred Stock as reported on the New York Stock Exchange on September 10, 2026 ($21.85 per share), multiplied by the maximum number of shares of CHMI Series A Preferred Stock (2,781,635) that may be exchanged for shares of the MITT Series D Preferred Stock being registered.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
2,781,635	$ 21.85	$ 60,778,724.75	$ 0.00	$ 0.00	$ 60,778,724.75

[3]	Rule 457(f) Fee Calculation Details

The number of shares of MITT Series E Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, (such shares, the "MITT Series E Preferred Stock") being registered is based upon the number of shares of CHMI 8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (such shares, the "CHMI Series B Preferred Stock"), amounting to 1,604,103 issued and outstanding as of August 7, 2026, for which shares of MITT Series E Preferred Stock are to be exchanged on a one-to-one basis in connection with the Company Merger. The proposed maximum aggregate offering price is calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for shares of CHMI Series B Preferred Stock as reported on the New York Stock Exchange on September 10, 2026 ($23.89 per share), multiplied by the maximum number of shares of CHMI Series B Preferred Stock (1,604,103) that may be exchanged for shares of the MITT Series E Preferred Stock being registered.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
1,604,103	$ 23.89	$ 38,322,020.67	$ 0.00	$ 0.00	$ 38,322,020.67

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date